AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 20, 1994.
                                          Registration No. 33-________
                       SECURITIES AND EXCHANGE COMMISSION
              ----------------------------------------------------
                             Washington, D.C. 20349
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                            ICN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      33-0628076
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)
3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA                  92626
(Address of principal executive offices)                  (Zip Code)

                ICN PHARMACEUTICALS, INC. 1994 STOCK OPTION PLAN
            THE FOLLOWING PLANS ASSUMED BY ICN PHARMACEUTICALS, INC.
           BY REASON OF THE MERGER DESCRIBED IN THE EXPLANATORY NOTE:

      ICN BIOMEDICALS, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
      ICN BIOMEDICALS, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
      ICN BIOMEDICALS, INC. 1983 EMPLOYEE INCENTIVE STOCK OPTION PLAN
      ICN BIOMEDICALS, INC. 1983 NON-QUALIFIED STOCK OPTION PLAN
      ICN BIOMEDICALS, INC. 1988 NON-QUALIFIED STOCK OPTION PLAN
      ICN PHARMACEUTICALS, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN ICN PHARMACEUTICALS, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
      ICN PHARMACEUTICALS, INC. 1981 EMPLOYEE INCENTIVE STOCK OPTION PLAN ICN PHARMACEUTICALS, INC. 1981 NON-QUALIFIED STOCK OPTION PLAN
      SPI PHARMACEUTICALS, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
      SPI PHARMACEUTICALS, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN SPI PHARMACEUTICALS, INC. 1982 NON-QUALIFIED STOCK OPTION PLAN
      SPI PHARMACEUTICALS, INC. 1982 EMPLOYEE INCENTIVE STOCK OPTION PLAN SPI PHARMACEUTICALS, INC. 1988 NON-QUALIFIED STOCK OPTION PLAN VIRATEK, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
      VIRATEK, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
      VIRATEK, INC. 1981 EMPLOYEE INCENTIVE STOCK OPTION PLAN
      VIRATEK, INC. 1981 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN VIRATEK, INC. 1986 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
                             (FULL TITLES OF PLANS)

                                   MILAN PANIC
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            ICN PHARMACEUTICALS, INC.
                3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA  92626
                     (Name and address of agent for service)
                                 (714) 545-0100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                                  PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF SECURITIES  AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING  AMOUNT OF
 TO BE REGISTERED    REGISTERED <F1>  PER SHARE <F2>     PRICE <F2>      REGISTRATION FEE
- --------------------------------------------------------------------------
   Common Stock
 ($.01 par value)      8,447,691           *                  *              $53,065.60
<F>
<F1>   Plus such additional shares as may be made available in order to adjust for a change in capitalization.
<F2>   As determined in accordance with Rule 457, the amount of the
       Registration Fee is based on 5,447,691 shares which are subject to options at an aggregate exercise price of $18.66 per share, 462,500 shares which are subject to option at $20.00 per share and 2,537,500 shares which may be issuable upon exercise of options that may be granted under the ICN
       Pharmaceuticals, Inc. 1994 Stock Option Plan.
</F>

                                EXPLANATORY NOTE

     On November 10, 1994, ICN Pharmaceuticals, Inc. ("Old ICN"), SPI Pharmaceuticals, Inc. ("SPI"), Viratek, Inc. ("Viratek") and ICN Biomedicals, Inc. ("Biomedicals"; and together with Old ICN, SPI and Viratek, the "Predecessor Companies") effected a business combination transaction pursuant to which Old ICN, SPI and Viratek merged with and into ICN Merger Corp. ("ICN" or the "Company") and Biomedicals merged with and into ICN Subsidiary Corp. (the transactions are referred to collectively herein as the "Merger"). Following the Merger, ICN changed its name to "ICN Pharmaceuticals, Inc." and ICN Subsidiary Corp. changed its name to "ICN Biomedicals, Inc." Pursuant to the Merger, holders of shares of SPI common stock (other than Old ICN) became entitled to exchange each such share for 1.0 share of common stock, par value $.01 (the "Common Stock"), of ICN; holders of shares of Old ICN common stock became entitled to exchange each such share for 0.512 share of Common Stock; holders of shares of Viratek common stock (other than Old ICN) became entitled to exchange each such share for 0.499 share of Common Stock and holders of shares of Biomedicals common stock (other than Old ICN) became entitled to exchange each such share for 0.197 share of Common Stock. Pursuant to an Agreement and Plan of Merger, dated as of August 1, 1994, as amended, by and among each of the Predecessor Companies and the Company pursuant to which the Merger was consummated, ICN assumed responsibility for administering all option plans (and certain grants made to Milan Panic) previously adopted by each of the Predecessor Companies and all outstanding stock options granted under such option plans (and certain options granted to Milan Panic) were converted into stock options exercisable for Common Stock (with the number of shares subject to such options and the exercise prices thereof being adjusted to reflect the applicable exchange ratio as described above). In addition, this Registration Statement also relates to the registration of 3,000,000 shares of Common Stock which may be issued upon exercise of options which have been or may be granted under the ICN Pharmaceuticals, Inc. 1994 Stock Option Plan.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents which have been filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's Prospectus, dated November 10, 1994, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Company's Registration Statement on Form S-1 (Registration No. 33-83952);

          (b) The Company's Report on Form 10-Q for the quarter ending September 30, 1994, filed with the Commission on November 14, 1994; and

          (c) The description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement on Form S-4 filed with the Commission (Registration No. 33-84534).

          All documents filed subsequent to the date hereof by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicate that all securities offered hereby have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby are in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not required.

ITEM 5.   INTERESTS OF NAMED EXPERTS.

          As of December 1, 1994, M'Liss Jones Kane, Vice President, Assistant General Counsel and Assistant Secretary of the Company, held options to purchase 28,049 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of Delaware (the "GCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made another than for expenses (including attorneys' fees), and no indemnification for expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. However, if the director or officer is not successful in the defense of any action, suit or proceeding as referred to above or in the defense of any claim, issue or matter therein, he shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard set forth above as determined by a majority of the disinterested Board of Directors or by the stockholders.

          The Company's bylaws provide indemnification to its officers and directors against liability they may incur in their capacity as such, which indemnification is similar to that provided by Section 145, unless a determination is reasonably and promptly made by a majority of the disinterested Board of Directors that the indemnitee acted in bad faith and in a manner that the indemnitee did not believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal proceeding, that the indemnitee believed or had reasonable cause to believe that his or her conduct was unlawful.

          The Company carries directors' and officers' liability insurance, covering losses up to $5,000,000 (subject to a $500,000 deductible).

          The Company, as a matter of policy, enters into indemnification agreements with its directors and officers indemnifying them against liability they may incur in their capacity as such. The indemnification agreements require no specific standard of conduct for indemnification and make no distinction between civil and criminal proceedings, except in proceedings where the dishonesty of an indemnitee is alleged. Such indemnification is not available if an indemnitee is adjudicated to have acted in a deliberately dishonest manner with actual dishonest purpose and intent where such acts were material to the adjudicated proceeding. Additionally, the indemnity agreements provide indemnification for any judgment or amount paid in settlement of claims by or in the right of the Company. The indemnification agreements provide that the Company is not required to provide indemnification for any claim against an indemnitee where the claim is based upon the indemnitee obtaining personal advantage or profit to which he or she was not legally entitled, the claim is for an accounting of profits made in connection with a violation of Section
16(b) of the Exchange Act, or similar state law provision, or the claim was brought about or contributed to by the dishonesty of the indemnitee.

          Section 102(b)(7) of the GCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL (relating to unlawful payment of dividend and unlawful stock purchase and redemption), or (iv) for any transaction from which the director derived an improper personal benefit. The Company has provided in its certificate of incorporation, as amended, that its directors shall be exculpated from liability as provided under Section 102(b)(7).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          None

ITEM 8.   EXHIBITS.

Exhibit No.               Description

4.1 Form of Restated Certificate of Incorporation of the Company previously filed as Exhibit 3.1 to the Company's Registration Statement No. 33-84534 on Form S-4*

4.2 Form of By-laws of the Company previously filed as Exhibit 3.2 to the Company's Registration Statement No. 33-84534 on Form S-4*

4.3 Form of Rights Agreement between the Company and the Rights Agent previously filed as Exhibit 4.2 to the Company's Registration Statement No. 33-84534 on Form S-4*

4.4 ICN Pharmaceuticals, Inc. 1992 Employee Incentive Stock Option Plan previously filed as Exhibit 10.56 to Old ICN's Form 10-K for the year ended December 31, 1992*

4.5 ICN Pharmaceuticals, Inc. 1992 Non-Qualified Stock Option Plan previously filed as Exhibit 10.57 to Old ICN's Form 10-K for the year ended December 31, 1992*

4.6 SPI Pharmaceuticals, Inc. 1992 Employee Incentive Stock Option Plan previously filed as Exhibit 10.42 to SPI's Form 10-K for the year ended December 31, 1992*

4.7 SPI Pharmaceuticals, Inc. 1992 Non-Qualified Stock Option Plan previously filed as Exhibit 10.43 to SPI's Form 10-K for the year ended December 31, 1992*

4.8 Viratek, Inc. 1992 Employee Incentive Stock Option Plan previously filed as Exhibit 10.22 to Viratek's Registration
       Statement No. 33-54678 on Form S-2*

4.9 Viratek, Inc. 1992 Non-Qualified Stock Option Plan previously filed as Exhibit 10.23 to Viratek's Registration Statement
       No. 33-54678 on Form S-2*

4.10 ICN Biomedicals, Inc. 1992 Employee Incentive Stock Option Plan previously filed as Exhibit 10.22 to Biomedical's Form 10-K for the year ended December 31, 1992*

4.11 ICN Biomedicals, Inc. 1992 Non-Qualified Stock Option Plan previously filed as Exhibit 10.23 to Biomedical's Form 10-K for the year ended December 31, 1992*

4.12 ICN Pharmaceuticals, Inc. 1981 Employee Incentive Stock Option Plan, as amended, previously filed as Exhibit 4.1 to Registration Statement No. 33-60866 on Form S-3*

4.13 ICN Pharmaceuticals, Inc. 1981 Non-Qualified Stock Option Plan previously filed as Exhibit 4.1 to Registration Statement No. 33-60866 on Form S-8*

4.14 SPI Pharmaceuticals, Inc. 1981 Employee Incentive Stock Option Plan, as amended and restated as of January 21, 1992, previously filed as
       Exhibit 4.1 to SPI's Registration Statement No. 33-60872 on Form
       S-8*

4.15 SPI Pharmaceuticals, Inc. 1982 Non-Qualified Stock Option Plan, as amended and restated as of January 21, 1992, previously filed as
       Exhibit 4.2 to SPI's Registration Statement No. 33-60872 on Form
       S-8*

4.16 SPI Pharmaceuticals, Inc. 1988 Non-Qualified Stock Option Plan previously filed as an Exhibit to SPI Pharmaceuticals, Inc.'s Registration Statement No. 33-63166*

4.17 Viratek, Inc. 1981 Employee Incentive Stock Option Plan, as amended on January 21, 1992, previously filed as an Exhibit to Viratek's Registration Statement No. 33-60876*

4.18 Viratek, Inc. 1981 Non-Qualified Stock Option Plan previously filed as an Exhibit to Viratek, Inc.'s Registration Statement No. 33-63168*

4.19 Viratek, Inc. 1986 Non-Qualified Stock Option Plan previously filed as an Exhibit to Viratek, Inc.'s Registration Statement No. 33-63168*

4.20 ICN Biomedicals, Inc. 1983 Non-Qualified Stock Option Plan previously filed as an Exhibit to Biomedicals' Registration Statement No. 33-34943*

4.21 ICN Biomedicals, Inc. 1983 Incentive Stock Option Plan, as amended and restated as of January 21, 1992, previously filed as an Exhibit to Biomedicals' Registration Statement No. 33-34943*

4.22 ICN Biomedicals, Inc. 1988 Non-Qualified Stock Option Plan, previously filed as an Exhibit to Biomedicals' Registration Statement No. 33-63162*

4.23   ICN Pharmaceuticals, Inc. 1994 Stock Option Plan

5.1 Opinion of M'Liss Jones Kane, Vice President, Assistant General Counsel and Assistant Secretary of the Company regarding legality of shares of Common Stock covered by the Registration Statement

15.1 Letter from Coopers & Lybrand L.L.P. concerning unaudited interim information

23.1 Consent of M'Liss Jones Kane, Vice President, Assistant General Counsel and Assistant Secretary of the Company (included in Exhibit 5.1)

23.2   Consent of Coopers & Lybrand L.L.P. independent public accountants


24.1   Powers of Attorney (included on signature page herewith)

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on December 20, 1994.

                                   ICN PHARMACEUTICALS, INC.



                                      /s/ Milan Panic
                                   By:___________________________
                                        Milan Panic
                                        Chairman of the Board,
                                        Chief Executive Officer
                                        and President



                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Milan Panic and John E. Giordani and each or any of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature              Title                          Date
- ---------              -----                          ----


/s/ Milan Panic
_____________________                               December 20, 1994
Milan Panic            Chairman of the Board,
                       Chief Executive Officer
                       and President

/s/ Norman Barker
_____________________                               December 20, 1994
Norman Barker, Jr.     Director


/s/ Birch E. Bayh
_____________________                               December 20, 1994
Birch E. Bayh, Esq.    Director


/s/ Alan F. Charles
_____________________                               December 20, 1994
Alan F. Charles        Director


/s/ Robert Finch
_____________________                               December 20, 1994
Robert H. Finch, Esq.  Director


/s/ John E. Giordani
____________________                                December 20, 1994
John E. Giordani       Executive Vice President -
                       Chief Financial Officer
                       and Corporate Controller
/s/ Roger Guillemin, M.D.
_____________________                               December 20, 1994
Roger Guillemin, M.D.,
Ph.D.                  Director


/s/ Adam Jerney
_____________________                                December 20, 1994
Adam Jerney            Director, Executive
                       Vice President - Chief
                       Operating Officer

/s/ Weldon B. Jolley
______________________                               December 20, 1994
Weldon B. Jolley,
 Ph.D.                 Director


/s/ Vernon Knight, M.D.
____________________                                 December 20, 1994
Vernon Knight, M.D.    Director


/s/ Jean Francois Kurz
_____________________                                December 20, 1994
Jean Francois Kurz     Director


/s/ Thomas H. Lenagh
_______________________                              December 20, 1994
Thomas H. Lenagh       Director


/s/ Charles T. Manatt
_______________________                              December 20, 1994
Charles T. Manatt      Director


/s/ James P. Miscoll
_______________________                              December 20, 1994
James P. Miscoll       Director


/s/ Stephen Moses
_______________________                              December 20, 1994
Stephen Moses          Director


/s/ Michael Smith, Ph.D.
_______________________                              December 20, 1994
Michael Smith, Ph.D.   Director


/s/ Roberts A. Smith, Ph.D.
_______________________                              December 20, 1994
Roberts A. Smith, Ph.D. Director


/s/ Richard W. Starr
_______________________                              December 20, 1994
Richard W. Starr       Director

                           ICN PHARMACEUTICALS, INC.

                                INDEX TO EXHIBITS


Exhibit No.               Description

4.1 Form of Restated Certificate of Incorporation of the Company previously filed as Exhibit 3.1 to the Company's Registration Statement No. 33-84534 on Form S-4*

4.2 Form of By-laws of the Company previously filed as Exhibit 3.2 to the Company's Registration Statement No. 33-84534 on Form S-4*

4.3 Form of Rights Agreement between the Company and the Rights Agent previously filed as Exhibit 4.2 to the Company's Registration Statement No. 33-84534 on Form S-4*

4.4 ICN Pharmaceuticals, Inc. 1992 Employee Incentive Stock Option Plan previously filed as Exhibit 10.56 to Old ICN's Form 10-K for the year ended December 31, 1992*

4.5 ICN Pharmaceuticals, Inc. 1992 Non-Qualified Stock Option Plan previously filed as Exhibit 10.57 to Old ICN's Form 10-K for the year ended December 31, 1992*

4.6 SPI Pharmaceuticals, Inc. 1992 Employee Incentive Stock Option Plan previously filed as Exhibit 10.42 to SPI's Form 10-K for the year ended December 31, 1992*

4.7 SPI Pharmaceuticals, Inc. 1992 Non-Qualified Stock Option Plan previously filed as Exhibit 10.43 to SPI's Form 10-K for the year ended December 31, 1992*

4.8 Viratek, Inc. 1992 Employee Incentive Stock Option Plan previously filed as Exhibit 10.22 to Viratek's Registration
       Statement No. 33-54678 on Form S-2*

4.9 Viratek, Inc. 1992 Non-Qualified Stock Option Plan previously filed as Exhibit 10.23 to Viratek's Registration Statement
       No. 33-54678 on Form S-2*

4.10 ICN Biomedicals, Inc. 1992 Employee Incentive Stock Option Plan previously filed as Exhibit 10.22 to Biomedical's Form 10-K for the year ended December 31, 1992*

4.11 ICN Biomedicals, Inc. 1992 Non-Qualified Stock Option Plan previously filed as Exhibit 10.23 to Biomedical's Form 10-K for the year ended December 31, 1992*

4.12 ICN Pharmaceuticals, Inc. 1981 Employee Incentive Stock Option Plan, as amended, previously filed as Exhibit 4.1 to Registration Statement No. 33-60866 on Form S-3*

4.13 ICN Pharmaceuticals, Inc. 1981 Non-Qualified Stock Option Plan previously filed as Exhibit 4.1 to Registration Statement No. 33-60866 on Form S-8*

4.14 SPI Pharmaceuticals, Inc. 1981 Employee Incentive Stock Option Plan, as amended and restated as of January 21, 1992, previously filed as
       Exhibit 4.1 to SPI's Registration Statement No. 33-60872 on Form
       S-8*

4.15 SPI Pharmaceuticals, Inc. 1982 Non-Qualified Stock Option Plan, as amended and restated as of January 21, 1992, previously filed as
       Exhibit 4.2 to SPI's Registration Statement No. 33-60872 on Form
       S-8*

4.16 SPI Pharmaceuticals, Inc. 1988 Non-Qualified Stock Option Plan previously filed as an Exhibit to SPI Pharmaceuticals, Inc.'s Registration Statement No. 33-63166*

4.17 Viratek, Inc. 1981 Employee Incentive Stock Option Plan, as amended on January 21, 1992, previously filed as an Exhibit to Viratek's Registration Statement No. 33-60876*

4.18 Viratek, Inc. 1981 Non-Qualified Stock Option Plan previously filed as an Exhibit to Viratek, Inc.'s Registration Statement No. 33-63168*

4.19 Viratek, Inc. 1986 Non-Qualified Stock Option Plan previously filed as an Exhibit to Viratek, Inc.'s Registration Statement No. 33-63168*

4.20 ICN Biomedicals, Inc. 1983 Non-Qualified Stock Option Plan previously filed as an Exhibit to Biomedicals' Registration Statement No. 33-34943*

4.21 ICN Biomedicals, Inc. 1983 Incentive Stock Option Plan, as amended and restated as of January 21, 1992, previously filed as an Exhibit to Biomedicals' Registration Statement No. 33-34943*

4.22 ICN Biomedicals, Inc. 1988 Non-Qualified Stock Option Plan, previously filed as an Exhibit to Biomedicals' Registration Statement No. 33-63162*

4.23   ICN Pharmaceuticals, Inc. 1994 Stock Option Plan


5.1 Opinion of M'Liss Jones Kane, Vice President, Assistant General Counsel and Assistant Secretary of the Company regarding legality of shares of Common Stock covered by the Registration Statement

15.1 Letter from Coopers & Lybrand L.L.P. concerning unaudited interim information

23.1 Consent of M'Liss Jones Kane, Vice President, Assistant General Counsel and Assistant Secretary of the Company (included in Exhibit 5.1)

23.2   Consent of Coopers & Lybrand L.L.P. independent public accountants


24.1   Powers of Attorney (included on signature page herewith)


- -------------------------------------------
Incorporated by reference.

*    Incorporated by reference.